SUBSCRIPTION AGREEMENT


TO:  BIG HORN RESOURCES LTD. (the "Corporation")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of common shares (the "Common Shares") of the Corporation (as constituted on October 26, 1998) set forth below, at a subscription price of $0.65 (Canadian) per Common Share. This subscription is made upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Common Shares of Big Horn Resources Ltd." dated October 26, 1998.


EUROGAS, INC.                              Number of Common Shares:  8,500,000
(Name of Subscriber - please print)


By:  /s/ Hank Blankenstein                 Aggregate Subscription price:
    (authorized signature)                 CAD. $5,525,000


         Vice-President                    If the Subscriber is signing as agent
(Official Capacity or Title                for a principal and is not a trust
 - please print)                           company or a portfolio manager
                                           purchasing as trustee for accounts
                                           fully managed by it, complete the
       Hank Blankenstein                   following:
(Please print name of individual
whose signature appears above if
different than the name of the             (Name of Principal)
subscriber printed above.)


942 East 7145 South, #101A                 (Principal's Address)
Midvale, Utah, U.S.A. 84047
(Subscriber's Address)


801-255-0862                                Delivery Instructions:
(Telephone Number)

Registration Instrucitons:                  (Name)


(Name)                                      (Account Reference, if applicable)


(Account Reference, if applicable)          (Contact Name)


(Address)                                   (Address)


ACCEPTANCE:    The Corporation hereby accepts the above subscription and
the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation herein are true and correct in all material respects as of this date.

                                        October 26, 1998


BIG HORN RESOURCES LTD.


Per:  /s/ Reginald Greenslade

          This is the first page of an agreement comprised of 5 pages.


                    TERMS AND CONDITIONS OF SUBSCRIPTION FOR
                    COMMON SHARES OF BIG HORN RESOURCES LTD.
                                October 26, 1998


1. The Subscriber understands that the sale and delivery of the Common Shares is conditional upon receipt of all regulatory approvals and upon such sale being exempt from the requirements as to the filing of a prospectus and as to the delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum.

2. By executing this subscription, the Subscriber represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel, are relying thereon) that:

     (a) it has been independently advised as to restrictions with respect to trading in the Common Shares, imposed by applicable securities legislation in the jurisdiction in which it resides, any applicable hold period imposed in respect of the Common Shares imposed by securities legislation in the jurisdiction in which it resides, confirms that no representation has been made by or on behalf of the Corporation with respect thereto and it is aware of the risks and other characteristics of the Common Shares and of the fact that it may not be able to resell the Common Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of any applicable hold period and compliance with the other requirements of applicable law and that the Common Shares will be subject to resale restrictions;

     (b) it has not received, or been provided with, nor has it requested, nor does it need to receive, any offering memorandum, or any other document (other than financial statements, interim financial statements or any other document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and reviewed by, prospective purchasers in order to assist them in making an investment decision in respect of the Common Shares and it has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Common Shares;

     (c) it is purchasing the Common Shares as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Common Shares;

     (d) if an individual, it has attained the age of majority and is legally competent to execute this Subscription Agreement and to take all actions required pursuant hereto;

     (e) it has executed this agreement in the United States and has concurrently executed and delivered a Representation Letter in the form attached hereto as Schedule "A";

     (f) it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it is able to bear the economic risk of loss of its investment;

     (g) if required by applicable securities legislation, regulations, rules, policy or order or by any securities commission, stock exchange or other regulatory authority, it will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Common Shares as may be required;

     (h) as at the date of this subscription agreement, the Subscriber does not own, directly or indirectly, or exercise control or direction over any Common Shares of the Corporation;

     (i) it will not resell the Common Shares or any part thereof, issued pursuant hereto except in accordance with the provisions of all applicable securities legislation and stock exchange rules;

     (j) this subscription has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding enforceable obligation of the Subscriber;

     (k) the delivery of this subscription, the acceptance of it by the Corporation and the issuance of the Common Shares complies with all applicable laws of the subscriber's jurisdiction of residence or domicile and all other applicable laws and will not cause the Corporation to become subject to any disclosure, prospectus or reporting requirements under any such applicable laws; and

     (l) it is a resident of the jurisdiction set out as the "Subscriber's Address" and it:

          (A) has an aggregate acquisition cost of purchasing the Common Shares of not less than $97,000;

          (B) if it is a corporation, syndicate, partnership or other form of unincorporated organization, it pre-existed the offering of the Common Shares and has a bona fide purpose other than investment in the Common Shares, or if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than $97,000; and

          (C) it complies with the requirements of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance with all such matters as the Corporation may request.

3. The Subscriber agrees that the above representations, warranties and covenants shall be true and correct both as of the execution of this subscription and as of the closing of the issuance of Common Shares to the Subscriber and will survive the completion of the issuance of the Common Shares to the Subscriber.

4. The foregoing representations, warranties and covenants are made by the Subscriber with the intent that they be relied upon in determining its suitability as a purchaser of Common Shares and the Subscriber hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities (including reasonable legal fees, costs and disbursements) which it may suffer or incur caused or arising from reliance thereon.

5. The Corporation represents, warrants and covenants to the Subscriber (and acknowledges that the Subscriber and its counsel, are relying thereon) that:

     (a) the Corporation has been duly incorporated and organized, and is a valid and subsisting company, under the laws of Canada and has all requisite corporate power to carry on its business, as now conducted and as presently proposed to be conducted, and to own its assets;

     (b) this subscription constitutes a binding obligation of the Corporation enforceable in accordance with its terms subject to equitable limitations on the availability of legal remedies and to applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors rights generally;

     (c) the Corporation has the full corporate right, power and authority to execute and deliver this Agreement, and to issue the Common Shares to the undersigned;

     (d) the execution and delivery of, and the performance of the terms of, this Agreement by the Corporation does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound;

     (e) the Corporation has reserved a sufficient number of Common Shares to meet its obligation under this Agreement; the Common Shares have been duly and validly created and authorized and, when issued, will be issued as fully paid and non-assessable;

     (f) there has not been any material adverse change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation from the position set forth in the audited balance sheet of the Corporation dated December 31, 1997;

     (g) There is no action, proceeding or investigation pending or to the knowledge of the Corporation threatened against or affecting the Corporation or its properties, its officers or directors at law or in equity, or before or by any federal, provincial or other governmental department, commission, board or agency, domestic or foreign, which materially adversely affects the Corporation or the condition (financial or otherwise) of the Corporation or which questions the validity of the issuance and sale, as fully paid and non-assessable, of all or any of the outstanding Common Shares or any action taken or to be taken by the Corporation pursuant to or in conjunction with this agreement;

     (h) the Corporation is not in material default or breach of, and the execution, delivery and performance of and compliance with this agreement, will not result in any breach of, or constitute a material default under, or create a state of facts which, after notice or loss of time or both, would constitute a material default under, any term or provision of the constating documents, by-laws or resolutions of the Corporation, or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other material document to which the Corporation is a party or by which it is contractually bound, or any judgment, decree, order, statute, rule or regulation applicable to the Corporation, which would have a material adverse effect on the Corporation's financial condition;

     (i) The authorized capital of the Corporation consists of an unlimited number of Common Shares of which 17,046,691 are currently issued and outstanding as fully paid and nonassessable;

     (j) No securities commission or other regulatory body has issued any order preventing or suspending trading in the Common Shares, and the Corporation is not in default of any requirement of the Securities Act (Alberta) or regulations thereunder or, to the knowledge of the Corporation, the equivalent legislation in any other jurisdiction;

     (k) the information and statements set forth in any documents filed by the Corporation with any securities commission or similar regulatory body in Canada or the United States (the "Public Record") were true, correct, and complete and did not contain any misrepresentation, as of the date of such information or statement and the Corporation has not filed any confidential material change reports which are still maintained on a confidential basis;

     (l) except as disclosed in the Public Record, there are no warrants, calls, commitments or other rights entitling the holder thereof to acquire any unissued Common Shares or any other securities of the Corporation convertible into Common Shares;

     (m) the Common Shares of the Corporation are listed for trading on the Vancouver Stock Exchange; the Corporation is in compliance in all material respects with the rules and policies of the Vancouver Stock Exchange; the Corporation has applied for and has received conditional approval for the listing of its Common Shares on The Toronto Stock Exchange; and the Corporation has no reason to believe that The Toronto Stock Exchange will decline to list the Corporation's Common Shares.

6. The Corporation agrees that the above representations, warranties and covenants shall be true and correct both as of the execution of this subscription and as of the closing of the issuance of Common Shares to the Subscriber and will survive the completion of the issuance of the Common Shares to the Subscriber.

7. The foregoing representations, warranties and covenants are made by the Corporation with the intent that they be relied upon by the Subscriber in determining whether to purchase the Common Shares and the Corporation hereby agrees to indemnify the Subscriber against all losses, claims, costs, expenses and damages or liabilities (including reasonable legal fees, costs and disbursements) which it may suffer or incur caused or arising from reliance thereon.

8. It is understood and agreed that this subscription and all monies tendered herewith shall be held in trust pursuant to an Escrow Agreement (in the form attached hereto as Schedule "B") by Messrs. Code Hunter Wittmann, Barristers and Solicitors, of Calgary, Alberta, pending approval of the issuance of the Common Shares by the shareholders of the Corporation.

9. The Corporation shall, forthwith upon acceptance of this subscription by the Corporation, receipt of all regulatory approvals and receipt of all required shareholder approvals at a meeting to be held on or about November 30, 1998 (the "Closing Time"), cause the Common Shares (as constituted on October 26, 1998) to be issued as fully paid and non-assessable Common Shares of the Corporation and shall deliver such Common Shares to the Subscriber, all as per the registration and delivery instructions on the face page hereof.

10. The contract arising out of this subscription shall be governed by and construed in accordance with the laws of the province of Alberta and the laws of Canada applicable therein. Time shall be of the essence hereof.

11. The Corporation shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

12.       This subscription represents the entire agreement of the parties
hereto relating to the subject matter   13hereof and there are no
representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.